UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 N Wolfe Street, Suite 601 Baltimore, Maryland	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 289-0835

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

On October 25, 2023, the Board of Directors (the “Board”) of MIRA Pharmaceuticals, Inc. (the “Company”) unanimously approved the election and appointment of Mr. Brian Daly to the Board. Mr. Daly was concurrently appointed as the Chairperson for the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

Mr. Daly currently serves as Managing Partner at Dalglish Investment Holdings, LLC, an advisor and provider of seed capital to startup companies. Before establishing Dalglish, Mr. Daly worked on Wall Street for over 30 years. He began his career with Smith Barney H.U. in 1985, before joining the Asset management Group at Solomon Brothers in 1988. In 1994, he became a member of the Investment Banking Division of Paine Webber with a focus on Convertible Structured Products. He joined Omicron Capital, a private Equity Fund, in 1997 as the CFO. In 2006, Mr. Daly was a founding partner of Rockmore Capital, where he served as the CFO and member of the Investment Committee. Mr. Daly is a graduate of Fordham University and received his MBA from Columbia University.

Also, on October 19, 2023, David Vorhoff, resigned from the Board of Directors of the Company. At the time of Mr. Vorhoff’s resignation, Mr. Vorhoff served as the Chairperson of the Audit Committee, and a member of the Compensation Committee. Mr. Vorhoff’s decision to resign did not involve disagreements with the Company, the Company’s management, or the Board of Directors on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Date, October 25, 2023	By:	/s/ Michelle Yanez
Michelle Yanez
Chief Financial Officer